Exhibit 10.3

PARENT COMPANY GUARANTEE

THIS DEED is made the 31st day of December 2012

BETWEEN:

1.                                               Tullow Oil plc, a company incorporated in England whose registered office is at 9 Chiswick Park, 566 Chiswick High Road, London, W4 5XT (the “Parent”).

2.                                               SCS Corporation Ltd a company incorporated under the laws of the Cayman Islands, and having its principal place of business at 12012 Wickchester Lane, Suite 475, Houston, TX 77079, USA (“Farmor”)

WHEREAS:

(A)                                        By a Farm-out Agreement dated 20 November 2012 and made between (1) Farmor and (2) Tullow Guinea Limited (hereinafter referred to as “Farmee”), a company established in England and having its principal offices at 9 Chiswick Park, 566 Chiswick High Road, London, England (the “Agreement”), whereupon the Farmor has agreed, subject to the terms set out therein, to transfer certain interests to the Farmee as more fully described in the Agreement.

(B)                                        As security for payment by the Farmee under the Agreement of the Carried Costs (as such term is defined in the Agreement) and, if and when applicable, the Additional Carried Costs (as such term is defined in the Agreement) under the Agreement the Parent has agreed to guarantee the due and proper performance of such payment obligations as set out in this Deed.

NOW IT IS HEREBY AGREED as follows:

1.                                                  DEFINITIONS AND INTERPRETATION

1.1                                        Words and expressions defined in the Agreement shall, unless otherwise expressly provided herein or the context otherwise requires, have the same meanings when used in this Deed, including the Recitals.

1.2                                        In this Deed, “person” includes a corporate entity and any body of persons, corporate or unincorporate and any reference to the Farmee or Parent shall be construed so as to include its successors, permitted assigns and permitted transferees, provided that references to the Farmor shall be to the Farmor only and shall exclude successors, assigns and transferees.

1.3                                        References to any agreement or document include the same as amended, varied, supplemented or replaced from time to time.

1.4                                        Clause, appendix and paragraph headings shall not affect the interpretation of this Deed.

1.5                                        A person who is not a party to this Deed may not enforce, or otherwise have the benefit of, any provision of this Deed under the Contracts (Rights of Third Parties) Act 1999.

1.6                                        “LIBOR” means the one (1) month term, London Interbank Offered Rate (LIBOR rate or, in the case of such rate ceasing to be determined or being replaced, such replacement rate commonly referenced or utilised in accordance with generally accepted market practice for the determination of the London interbank offered rate for deposits in US dollars as determined by the Parties, acting reasonably) for US dollar deposits, as published in London by the Financial Times or, if not published, then by The Wall Street Journal (or, if not published by either of such sources, as published by such other reference source selected by the Parties, acting reasonably), applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding calendar month.

2.                                               GUARANTEE

2.1                                        In consideration of the Farmor entering into the Agreement, the Parent hereby irrevocably and unconditionally guarantees upon demand therefor and at any time and from time to time as a continuing obligation the due and punctual payment to the Farmor (or on behalf of the Farmor) by the Farmee of all amounts (whether actual or contingent together with interest on such sum accrued both before and after the date of demand until the date of payment) which the Farmee is or shall become obligated to pay to Farmor pursuant to Clause 4.1(B) (the “Carried Costs”) and if applicable Clause 4.l1(C) of the Agreement (the “Additional Carried Costs” and together, the “Guaranteed Obligations”).

2.2                                        The Parent as a primary obligor and as a separate and independent obligation to its obligations and liabilities under Clause 2.1 agrees to indemnify the Farmor immediately on demand against any cost, expense, loss or liability suffered or incurred by the Farmor as a result of: (i) any failure of the Farmee to pay, perform or discharge any of the Guaranteed Obligations; or (ii) any Guaranteed Obligation being or becoming unenforceable, invalid or illegal in whole or in part (for any reason and whether or not known by any party or any other person).

2.3                                        Subject to Clause 8.1, in no event shall the Parent’s liability for the Guaranteed Obligations exceed that of the Farmee pursuant to Sections 4.1(B) or 4.1(C) of the Agreement (or the liability the Farmee would have had if the Guaranteed Obligations had been fully enforceable in accordance with their terms).

2.4                                        Any claim or demand made under this Deed shall be made in writing and shall be accompanied by a statement setting out in reasonable detail the calculation of such sums together with any supporting documentation reasonably required to assess such claim or demand.  The amount of monies which the Parent is at any time liable to pay to Farmor under the Agreement for the purposes of this Deed shall be calculated in accordance with the terms of the Agreement.  Otherwise the Parent will pay all monies due from it under this Deed free and clear of and without deduction of, or account of, any other right of set-off or counterclaim and without deduction or withholding of or in respect of any tax.

3.                                               CONTINUING SECURITY

3.1                                        This Deed shall be a continuing guarantee which shall be and continue in full force and effect irrespective of, and neither the rights of Farmor nor the obligations of the Parent under this Deed shall be discharged, impaired or otherwise affected by reason of, any act, omission, matter or thing which, but for this provision, might operate to reduce, release or prejudice any of the obligations or liabilities of the Parent, whether in whole or in part, under this Deed, including (but without limitation), and whether or not known to the Parent, Farmor or any other person, by:

3.1.1                             any waiver, release, time or indulgence granted to, or composition with, the Farmee or any other person; or

3.1.2                             any amendment of, or the making of any supplement to, the Agreement; or

3.1.3                             the taking, variation, compromise, renewal, enforcement, realisation or release of, or refusal or neglect to take, perfect, release or enforce, any rights or remedies against, or granted by, the Farmee or any other person; or

3.1.4                             any incapacity, disability, or defect in powers of the Farmee or any other person, or any irregular exercise thereof by, or lack of authority of, any person purporting to act on behalf of the Farmee or such other person; or

3.1.5                             any illegality, invalidity, avoidance or unenforceability on any grounds whatsoever of, or of any obligations of the Farmee or any other person under, the Agreement or any other document or security supplemental or ancillary to the Agreement; or

3.1.6                             the death, liquidation, administration, insolvency, amalgamation, reorganisation, striking off or dissolution or other cessation of existence, or any change in the constitution, place of incorporation, name or style, of the Farmor or the Farmee or any other person;

3.1.7                             any assignment by the Farmee of its rights and obligations pursuant to the Agreement; or

3.1.8                             the existence of any claim, set-off, or other rights which the Parent may have at any time against the Farmor or any other person, or which the Farmor may have at any time against the Parent or the Farmee.

4.                                               DISCHARGE TO BE CONDITIONAL

4.1                                        Any release, discharge or settlement between the Parent and the Farmor shall be conditional upon no security, disposition or payment to the Farmor by the Farmee, the Parent or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if any such security, disposition or payment is avoided, set aside or ordered to be refunded the Farmor shall be entitled to enforce this Deed as if such release, discharge or settlement had not occurred and any such payment had not been made.

5.                                               ENFORCEMENT

5.1                                        The Farmor shall not be obliged before taking steps to enforce this Deed:

5.1.1                             to take any legal action or obtain judgement in any court or any arbitral award against the Farmee or any other person;

5.1.2                             to make or file any claim in any bankruptcy or liquidation (or its equivalent in any relevant jurisdiction) of the Farmee or of any other person;

5.1.3                             to make, enforce or seek to enforce any claim against the Farmee or any other person under any security or other document, agreement or arrangement; or

5.1.4                             to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

6.                                               REPRESENTATIONS AND WARRANTIES

6.1                                        The Parent hereby represents and warrants to the Farmor that:

6.1.1                             It has received a copy of the Agreement and is familiar with and has approved its terms and conditions;

6.1.2                             the Parent is a company incorporated under the laws of England and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

6.1.3                             the Parent has and will have power to execute, deliver and perform its obligations under this Deed and to carry out the transactions contemplated hereby, and all necessary corporate and other action has been taken to authorise the execution, delivery and performance of the same;

6.1.4                             the obligations of the Parent under this Deed constitute its legal, valid and binding obligations and are in full force and effect and enforceable in accordance with their terms;

6.1.5                             the execution, delivery and performance by the Parent of this Deed does not and will not:

(a)                                          contravene any applicable law or regulation or any order of any competent governmental or other official authority, body or agency or any judgement;

(b)                                          conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Parent is a party or any licence or other authorisation to which the Parent is subject or by which the Parent or any of its property is bound;

(c)                                           contravene or conflict with the provisions of the Parent’s Memorandum and Articles of Association or equivalent constitutional documents under its jurisdiction of incorporation;

6.1.6                             no winding-up, dissolution, insolvency or administrative proceedings are in effect or taking place, pending, or to the Parent’s knowledge, threatened against the Parent or any of its assets.

7.                                               CONTINUING AND ADDITIONAL SECURITY

7.1                                        This Deed is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations have been discharged or satisfied in full, notwithstanding the administration, liquidation, insolvency, bankruptcy, striking-off or other incapacity of the Farmee or any other person, or any change in the constitution, the articles of association or by-laws of the Farmee or of the Parent or of any other person or in the name or style of any of them or any settlement of account or other matter whatsoever; provided that the Parent may request Farmor to grant a release from this Deed prior to its termination if the Farmee assigns all of its rights and obligations under and in accordance with the Agreement, to a third party and such third party, is of financial standing acceptable to the Farmor (in its sole judgement) and, if required by the Farmor, procures that an Affiliate acceptable to the Farmor (in its sole judgement) enters into a guarantee with the Farmee in the same form ‘mutatis mutandis’ as this Deed.

7.2                                        This Deed is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Farmor.

8.                                               PAYMENT AND DEFAULT INTEREST

8.1                                        Where, in this Deed, any date is specified as being, or is required to be, the due date for payment and payment is not made on that date, interest shall be paid on the amount outstanding on a daily basis (after as well as before any judgement) from the start of the due date to the end of the day preceding the date of actual payment at the rate of two percent (2%) plus LIBOR, compounded monthly

9.                                               ASSIGNMENTS AND TRANSFERS

9.1                                        This Deed shall be binding upon the Parent and its successors and permitted assigns and shall inure to the benefit of the Farmor only.

9.2                                        Neither Party may assign or transfer all or any of its rights, benefits or obligations under this Deed without the prior written consent of the other Party

10.                                        MISCELLANEOUS

10.1                                 No delay or omission by the Farmor to exercise any right, power or remedy vested in it under this Deed or by law shall impair such right, power or remedy, or be construed as a waiver of, or as an acquiescence in, any default by the Parent.  If the Farmor on any occasion agrees to waive any such right, power or remedy, such waiver shall not in any way preclude or impair any further exercise thereof or the exercise of any other right, power or remedy.

10.2                                Any waiver by the Farmor of any provision of this Deed, and any consent or approval given by the Farmor, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. No waiver shall constitute a continuing waiver unless expressly provided.

10.3                                 This Deed may not be amended or varied orally but only in writing executed by each of the parties hereto.

10.4                                 The rights, powers and remedies of the Farmor contained in this Deed are cumulative and not exclusive of each other nor of any other rights, powers or remedies conferred by law, and may be exercised from time to time and as often as the Farmor may think fit.

10.5                                 If at any time one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.

10.6                                 This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute but one and the same instrument.

10.7                                 The Parent shall, upon demand sign, perfect, do, execute and register all such further assurances, documents, acts and things as the Farmor may reasonably require for the purpose of more effectually accomplishing or perfecting the transaction or security contemplated by this Deed.

10.8                                 The terms of the Agreement relating to confidentiality shall apply, mutatis mutandis, to this Deed.

11.                                        NOTICES

11.1                                 The terms of the Agreement relating to the provision of notices shall apply, mutatis mutandis, to this Deed and the Parent agrees that it can be notified at the same address as the Farmee.

12.                                        APPLICABLE LAW AND JURISDICTION

12.1                                 This Deed shall be governed by the laws of England and Wales and the parties hereto agree to the exclusive jurisdiction of the ordinary courts of England to resolve any disputes arising hereunder.

AS WITNESS the parties hereto have entered into this Deed the day and year first before written.

SIGNED and DELIVERED as	)
a Deed for and on behalf	)
of Tullow Oil plc	)
by Graham Martin	)
its Director	)
in the presence of:	)
Diane Tilley
SIGNED and DELIVERED as	)
a Deed for and on behalf	)
of SCS Corporation Ltd.	)
by P.C. Reinbolt	)
its Director	)
in the presence of:	)
Paolo Amdruso
Director